Exhibit 10.1

                                 PROMISSORY NOTE



$____________                                                   Phoenix, Arizona

Loan No.: ____________                                             June 27, 1995



      FOR VALUE RECEIVED, the undersigned, CENTURY PROPERTIES FUND XIX, a California Limited Partnership ("Maker"), having an address at c/o National Property Investors, Inc., 100 Jericho Quadrangle, Suite 214, Jericho, New York 11753, the general partner of which is Fox Partners II, a California general partnership, the general partner of which is Fox Capital Management Corporation, a California corporation, PROMISES TO PAY TO THE ORDER OF THE PRUDENTIAL INSURANCE COMPANY OF AMERICA ("Prudential"), a New Jersey corporation authorized to do business in the State of Arizona (Prudential and its successors and assigns who become holders of this Promissory Note (the "Note") are hereinafter collectively referred to as "Holder"), to Prudential at Morgan Guaranty Trust Company, 23 Wall Street, New York, New York 10019, Account No. 050-54-493, referencing Loan No. 6 100 913, or at such other place as Holder, may from time to time designate, the principal sum of____________________ Dollars ($____________), together with interest thereon from the date funds are first disbursed hereunder until paid at a rate per annum equal to the Interest Rate (as hereinafter defined). For the first payment due under the loan, interest shall be calculated on the basis of a 365-day year and the actual number of days in each month. Thereafter, interest shall be calculated on the basis of a 360-day year and 30-day month; except with respect to partial months in which case interest shall be calculated on the basis of the actual number of days in the year and the actual number of days elapsed in the period during which it accrues, in accordance with the terms and conditions set forth below.

      1. Definitions. For the purpose of this Note, the following terms shall have the meanings set forth below; certain other terms are defined where they appear in this Note:

           (a) "Deed of Trust" means that certain Deed of Trust, Security Agreement and Fixture Filing with Assignment of Leases, Rents and Agreements, of even date herewith, executed by Maker as "Trustor" to the benefit of Prudential as "Beneficiary" and recorded in the Official Records of Maricopa County, Arizona.

           (b) "Discount Rate" means the interest rate, which when compounded monthly, is equivalent to the Treasury Rate, when compounded semi-annually.

           (c) "Interest Rate" means a rate of interest per annum of eight and 33/100 percent (8.33%).

           (d)  "Loan Documents" means this Note, the Deed of Trust, and all other documents, with the exception of that certain Hazardous Substances Remediation and Indemnification Agreement of even date herewith (the "Remediation and Indemnification Agreement") executed by Maker in favor of Holder, now or hereafter governing, securing or executed in connection with the indebtedness evidenced by this Note or any portion of such indebtedness.

           (e)  "Loan" means the loan evidenced by this Note.

           (f) "Maturity Date" means that date which is the fifteenth (15th) day of June 2005.

           (g) "Prepayment Amount" means the amount of the Principal Balance prepaid on a Prepayment Date.

           (h) "Prepayment Date" means any date, prior to the Maturity Date, upon which all or any portion of the Principal Balance is prepaid.

           (i) "Prepayment Premium" shall have the meaning set forth in Paragraph 6(a) hereof.

           (j) "Present Value of the Loan" means the present value, discounting from a Prepayment Date at the Discount Rate, of all payments of principal and interest which would have been payable on the Prepayment Amount from the Prepayment Date through and including the Maturity Date.

           (k) "Principal Balance" means the outstanding principal balance of this Note from time to time outstanding.

           (l) "Secondary Interest Rate" means a rate of interest equal to the greater of (i) eighteen percent (18%) per annum, or (ii) a per annum rate equal to five percent (5%) over the prime rate (for corporate loans at large United States money center commercial banks) published in the Wall Street Journal on the first business day of each month in which such default occurs or continues.

           (m) "Treasury Rate" means the interest rate, conclusively determined by Holder on the Prepayment Date equal to the semi-annual yield on the Treasury Constant Maturity Series with maturity equal to the remaining weighted average life of the Loan for the week prior to the Prepayment Date, as reported in Federal Reserve Statistical Release H.15 - Selected Interest Rates ("Release H.15"). The rate will be determined by linear interpolation between the yields reported in Release H.15, if necessary. In the event Release H.15 is no longer published, Holder shall select a comparable publication to determine the Treasury Rate.

      2. Payments. Subject to the provisions of the first paragraph of this Note with respect to the calculation of the first payment hereunder, commencing on the fifteenth day of July 1995 and continuing on the fifteenth day of each calendar month thereafter through and including the fifteenth day of the calendar month prior to the "Holdback Disbursement Date" (as that term is defined in that certain Holdback Agreement dated as of even date herewith by and between Prudential and Maker (the "Holdback Agreement")), monthly installments of principal and interest in the amount of $66,682.72 (the "Original Installments") shall be due and payable. Commencing on the fifteenth day of the calendar month following the Holdback Disbursement Date and continuing on the fifteenth day of each calendar month thereafter through and including the fifteenth day of May, 2005, monthly installments of principal and interest in an amount necessary to fully amortize the unpaid Principal Balance over a period of time equal to 360 months less the number of calendar month having elapsed from and including the month of the first payment of principal and interest due under this Note to and including the month of the last payment prior to the Holdback Disbursement Date, shall be due and payable, with the entire unpaid Principal Balance plus accrued interest and other amounts payable under the Loan Documents being due and payable on the Maturity Date. Notwithstanding the foregoing, in the event the Holdback Disbursement Date never occurs, the Original Installments shall continue to be due and payable on the fifteenth day of each calendar mouth through and including the fifteenth day of May, 2005, with the entire unpaid Principal Balance plus accrued interest and other amounts payable under the Loan Documents being due and payable on the Maturity Date. Maker acknowledges that payment of a substantial portion of the Loan shall be due on the Maturity Date.

      3. Treatment of Payments. All payments due under this Note or the Loan Documents shall be paid by Maker in lawful money of the United States of America on the date such payment is due. All such payments shall be made without deduction for any present or future taxes, levies, imposts, deductions, charges or withholdings (including U.S., state or local income taxes), which amounts shall be paid by Maker. Payments from Maker to Holder under this Note shall be applied first to the payment of any expense reimbursements under the Loan Documents, any Per Diem Late Charges or Late Charges (each as hereinafter defined) and any Prepayment Premium due thereon, in such order as Holder shall determine, then to accrued and unpaid interest, with the remainder to be applied to the Principal Balance.

      4.   Per Diem Late Charges, Late Charges and Secondary Interest.

           (a) If Maker fails timely to pay any sum due and payable under this Note on or before the date due, a late charge equal to Two Hundred Dollars ($200) per day (the "Per Diem Late Charge") shall be assessed for each day that such payment is not paid from and including the first day following the date such payment was due to and including the date upon which such payment is made; provided, however, that notwithstanding the foregoing, if such payment, together with all accrued Per Diem Late Charges, is not made on or before the fifteenth (15th) day following the date due, a late charge equal to four cents ($.04) for each dollar ($1.00) of each such late payment (the "Late Charge") shall be immediately due and payable. The Late Charge shall be in lieu of the Per Diem Late Charges that shall have accrued during the immediately preceding fifteen (15) day period. Maker acknowledges and agrees that its failure to make timely payments will result in Holder incurring additional expense in servicing the Loan, and that it is extremely difficult and impractical to ascertain the extent of such damages and that the Per Diem Late Charges and the Late Charge represent fair and reasonable estimates, considering all of the circumstances existing on the date of the execution of this Note, of the costs that Holder will incur by reason of such late payment. Holder agrees to comply with any Arizona statute with respect to the giving of notice prior to imposing a Per Diem Late Charge or Late Charge, as such statute or any successor statute may now or hereafter be in effect. Acceptance of any Per

  Diem Late Charge or Late Charge shall not constitute a waiver of the default with respect to the late payment, and shall not prevent Holder from exercising any of the other rights or remedies available hereunder or at law or in equity.

           (b) Maker further acknowledges and agrees that during the time that any payment of principal, interest or other amount due under this Note shall be delinquent, Holder will incur additional costs and expenses attributable to its loss of use of money due to and to the adverse impact on Holder's ability to meet its other obligations and avail itself of other opportunities. Maker agrees that it is extremely difficult and impractical to ascertain the extent of such expenses, and Maker therefore agrees that interest at the Secondary Interest Rate shall accrue on any delinquent payments of principal, interest or other amounts due under this Note or any Loan Document from the date such payments were due and for so long as non-payment continues, regardless of whether or not there has been an acceleration of the maturity of the indebtedness evidenced by this Note.

      5.   Event of Default and Secondary Interest.

           (a) The occurrence of an "Event of Default" under any Loan Document shall constitute an Event of Default under this Note. Upon the occurrence of an Event of Default (including without limitation the failure of the Maker to observe the provisions of paragraph 4.2 of the Deed of Trust, Holder, at its option may cause the Principal Balance together with all unpaid accrued interest, any Prepayment Premium (as hereinafter defined) and any other sums evidenced or secured by this Note or any Loan Document, to be immediately due and payable, without further presentment, demand, protest or notice of any kind, by so notifying Maker in writing ("Acceleration Notice").

           (b) Maker agrees that from and after the delivery of an Acceleration Notice pursuant to Paragraph 5(a) hereof, interest at the Secondary Interest Rate shall accrue on the Principal Balance and all unpaid accrued interest and other sums evidenced or secured by this Note or any Loan Documents.

      6.   Prepayment.

           (a) If for any reason the Principal Balance or any portion thereof is prepaid (whether by operation of law, acceleration or otherwise) on a date prior to the Maturity Date, Maker shall pay to Holder as liquidated damages, immediately upon demand, together with the related principal prepayment and any unpaid accrued interest, a prepayment charge (the "Prepayment Premium") equal to the greater of:

                (1) the product of (x) one percent (1%) of the Prepayment Amount multiplied by (y) a fraction, the numerator of which is the number of full months remaining until the Maturity Date as of the Prepayment Date and the denominator of which is the number of full months comprising the term of the Loan; or

                (2) the Present Value of the Loan less the sum of (x) the Prepayment Amount, and (y) unpaid accrued interest, if any.


           (b) Maker shall have the right voluntarily to prepay all or any portion of the Principal Balance, together with accrued interest thereon, provided that Maker gives Holder not less than thirty (30) days prior written notice of its intention to prepay, and delivers to Holder, on or before the Prepayment Date, the Prepayment Premium as calculated above, together with the Prepayment Amount and all accrued interest and other sums due under the Loan Documents. Notwithstanding the foregoing, Maker may prepay the entire outstanding Principal Balance on or after May 15, 2005 without incurring or paying the Prepayment Premium.

           (c) Maker agrees that such Prepayment Premium represents the reasonable estimate of Holder and Maker of a fair average compensation for the loss that may be sustained by Holder due to the payment of any of the Principal Balance prior to the Maturity Date; and by initialing this provision in the space provided below, Maker hereby declares that Holder's agreement to enter into this transaction on the terms set forth in this Note and in the other Loan Documents constitutes adequate and valuable consideration, given individual weight by Maker for this agreement. Such Prepayment Premium shall be paid without prejudice to the right of Holder to collect any other amount provided to be paid hereunder. Holder shall not be obligated to actually reinvest the Prepayment Amount in any Treasury obligations as a condition to receiving the Prepayment Premium.

                                                  INITIALS OF MAKER:  __________

      7. Security. This Note is secured, among other security, by the Deed of Trust and the other Loan Documents, which contain provisions for the acceleration of the maturity of this Note upon the occurrence of certain described events.

      8. Holder's Rights; No Waiver by Holder. The rights, powers and remedies of Holder under this Note shall be in addition to all rights, powers and remedies given to Holder under the Loan Documents and any other agreement or document securing or evidencing the indebtedness evidenced hereby or by virtue of any statute or rule of law, including, but not limited to, the Arizona Uniform Commercial Code. All such rights, powers and remedies shall be cumulative and may be exercised successively or concurrently in Holder's sole discretion without impairing Holder's security interest, rights or available remedies. Any forbearance, failure or delay by Holder in exercising any right, power or remedy shall not preclude further exercise thereof, and every right, power or remedy of Holder shall continue in full force and effect until such right, power or remedy is specifically waived in a writing executed by Holder. Maker waives any right to require the Beneficiary (as defined in the Deed of Trust) to proceed against any person or to pursue any remedy in Holder's power.

      9.   Maker's Waivers.

           (a) Maker and any endorsers of this Note, and each of them, hereby waive diligence, demand, presentment for payment, notice of non-payment, protest and notice of protest, and specifically consent to and waive notice of any renewals or extensions of this Note, whether made to or in favor of Maker or any person or persons. Maker and any endorsers of this Note expressly waive all right to the benefit of any statute of limitations and any moratorium, reinstatement, marshalling, forbearance, extension, redemption, or appraisement now or hereafter provided by the Constitution or the laws of the United States or of any state thereof, as a defense to any demand against Maker or any such endorsers, to the fullest extent permitted by law.

           (b) Maker hereby waives any right to trial by jury with respect to any action or proceeding brought by Maker, Holder or any other person relating to (i) the indebtedness evidenced by this Note, or (ii) the Loan Documents. Maker hereby agrees that this Note constitutes a written consent to waiver of trial by jury and Maker does hereby constitute and appoint Holder its true and lawful attorney-in-fact, which appointment is coupled with an interest, and Maker does hereby authorize and empower Holder, in the name, place and stead of Maker, to file this Note with the clerk or judge of any court of competent jurisdiction as statutory written consent to waiver of trial by jury.

           (c) Maker hereby expressly waives any right it may have to prepay this Note, in whole or in part, without prepayment charge, upon acceleration of the Maturity Date of this Note, and agrees that if for any reason, a prepayment of any or all of this Note is made, whether voluntarily or upon or following any acceleration of the Maturity Date of this Note by the Holder, then Maker shall pay, concurrently therewith, a Prepayment Premium calculated pursuant to Paragraph 6 hereof. By initialling this provision in the space provided below, Maker hereby declares that Holder's agreement to make the Loan at the Interest Rate and for the term set forth in this Note constitutes adequate consideration, given individual weight by Maker, for this waiver and agreement.

                                                    INITIALS OF MAKER:  ________

      10. Transfers by Holder. This Note or any interest in this Note and the Loan Documents may be hypothecated, transferred or assigned by Holder without the prior consent of Maker.

      11. Amendment. This Note may be amended or modified only by an instrument in writing which by its express terms refers to this Note and which is duly executed by the party sought to be bound thereby.

      12. Successors and Assigns. This Note shall be binding upon and inure to the benefit of the parties hereto and their respective heirs, executors, administrators, personal representatives, successors and permitted assigns.

      13. Governing Law. This Note shall be governed by and construed in accordance with the laws of the State of Arizona.

      14. Authority. Each individual executing this Note on behalf of a partnership, corporation or other entity states that he or she is duly authorized to execute and deliver this Note on behalf of said entity, in accordance with duly and regularly adopted existing authority and, if necessary, resolution of the governing body of such organization, and that this Note is binding upon said entity in accordance with its terms.

      15. Time. Time is of the essence with respect to the performance of each and every term and provision of this Note.


      16. Usury. In the event, and only in the event, that the usury laws of the State of Arizona are applied with respect to the Loan or indebtedness evidenced by this Note, all fees, charges, goods, things in action or any other sums or things of value including any contractual obligations, other than interest resulting from the Interest Rate or the Secondary Interest Rate (collectively, the "Additional Sums") paid or payable by Maker to Holder, whether pursuant to this Note or otherwise with respect to the Loan or indebtedness evidenced hereby, or with respect to the Deed of Trust or any of the other Loan Documents which, under the laws of the State of Arizona may be deemed to be interest with respect to such Loan or indebtedness, shall, for the purpose of any laws of the State of Arizona which may limit the maximum rate of interest to be charged with respect to such Loan or indebtedness, be payable by Maker as, and shall be deemed to be, additional interest, and for such purposes only, the agreed upon and "contracted rate of interest" described above shall be deemed to be increased to the rate of interest resulting from the Additional Sums. If any interest or other charges are ever deemed to exceed the maximum amount permitted by law, then: (a) the amount of interest or charges payable hereunder by Maker shall be reduced to the maximum amount permitted by law; and (b) any excess amount previously collected from Maker which exceeded the maximum amount permitted by law will be credited against the outstanding Principal Balance. If the Principal Balance has already been paid, the excess amount paid will be refunded to Maker.

      17. Notices. All notices, consents and other communications required or permitted by this Note shall be in writing and shall be given in the manner set forth in the Deed of Trust.

      18. Attorneys' Fees. The Maker, endorsers, guarantors, sureties, accommodation parties hereof, and all other persons liable or to become liable on this Note, jointly and severally agree to pay all costs of collection, including reasonable attorneys' fees and all costs of suit and in preparation for such suit (and whether at trial or appellate level), in the event the unpaid principal sum of this Note, or any payment of interest or principal and interest thereon or any premium, is not paid when due, or in case it becomes necessary to protect the security for the indebtedness evidenced hereby, or for the foreclosure by the Holder of the Deed of Trust and any other Loan Documents, or in the event the Holder is made party to any litigation because of the existence of the indebtedness evidenced by this Note, or if at any time the Holder of this Note should incur any attorneys' fees in any proceeding under the Federal Bankruptcy Act (or other similar laws for the protection of debtors generally) in order to collect any indebtedness hereunder or to preserve, protect or realize upon any security for such indebtedness, or because of the existence of the Deed of Trust or other Loan Documents, whether suit be brought or not, and whether through courts of original jurisdiction, as well as in courts of appellate jurisdiction, or through a bankruptcy court or other legal proceeding.

      19.  Limitation on Personal Liabilities.

           (a) Except as expressly set forth in paragraph 19(b) below, the recourse of Holder with respect to the obligations evidenced by this Note shall be solely to the Property (as defined in the Deed of Trust).

           (b)  Notwithstanding anything to the contrary contained in this

  Note or in any Loan Document, nothing shall be deemed in any way to impair, limit or prejudice the rights of Holder:

                     (i) in foreclosure proceedings or in any ancillary proceedings brought to facilitate Holder's foreclosure on the Property or any portion thereof;

                    (ii) to recover from Maker damages or costs (including without limitation reasonable attorneys' fees) incurred by Holder as a result of waste by Maker;

                   (iii) to recover from Maker any condemnation or insurance proceeds attributable to the Property which were not paid to Holder or used to restore the Property in accordance with the terms of the Deed of Trust;

                    (iv) to recover from Maker any rents, profits, security deposits, advances, rebates, prepaid rents or other similar sums attributable to the Property collected by or for Maker following an Event of Default and not properly applied to the reasonable fixed and operating expenses of the Property, including payments of the Loan;

                     (v) to pursue the personal liability of Maker under the provisions of paragraph 9.26 of the Deed of Trust, including any indemnification provisions under said paragraph;

                    (vi) to exercise any other specific rights or remedies afforded Holder under any provisions of the Loan Documents or at law or in equity (or to recover under any guarantee given in connection with the
                               Loan);

                   (vii) to recover from Maker the amount of any taxes, assessments, and/or utility charges affecting the Property which are due and unpaid prior to the date title to the Property passes from Maker to Holder or Holder's designee and/or prior to the date a receiver is appointed with respect to the Property for the benefit of Holder;

                  (viii) to pursue any personal liability of Maker under the Remediation and Indemnification Agreement; and

                    (ix) to recover from Maker damages or costs incurred by Holder as a result of Maker's failure to obtain and maintain in effect all the insurance required in the Loan Documents.


           (c) The agreement contained in this Paragraph 19 to limit the personal liability of Maker shall become null and void and of no further force or effect in the event:

                     (i) that the Property or any part thereof or any interest therein shall be further encumbered by a voluntary lien securing any obligation upon which Maker shall be personally liable for repayment;

                    (ii) of any breach or violation of paragraph 4.2 of the Deed of Trust;

                   (iii) of any fraud or misrepresentation by Maker in connection with the Property, the Loan Documents or the Loan Application; or

                    (iv) that an "Event of Default" under the Remediation and Indemnification Agreement shall have occurred; unless prior to the expiration of any cure period, if any, relating to such event of default (A) such event of default shall have been duly and completely cured, and (B) any claims by any party arising out of or relating to such event of default, which are pending, or to Maker's and/or Holder's knowledge threatened or reasonably anticipated against Maker or Holder or the Property, shall have been duly paid, settled or waived.

      IN WITNESS WHEREOF, Maker has caused this Promissory Note to be executed and delivered effective as of the date first written above.

                               "Maker":

                               CENTURY PROPERTIES FUND XIX, a California
                               Limited Partnership


                               By:  Fox Partners II, a California general
                                    partnership, its general partner


                                    By:  Fox Capital Management Corporation,
                                         a California corporation,
                                         its general partner


                                    By:  ________________________

                                         ________________________
                                         [Printed Name and Title]